UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           INTERPRO MANANGEMENT CORP.
                (Name of registrant as specified in its charter)

           Nevada                                                98-0537233
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                 601 Union Street, Two Union Square, 42nd Floor
                           Seattle, Washington, 98101
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

     None                                                     None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-152365

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, Par Value $0.001 Per Share
                                (Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Registrant's Common Stock is set forth under the caption "Description of Securities" in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-152365) as filed with the Securities and Exchange Commission on July 16, 2008 (the "Registration Statement") and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

     No.                        Description
     ---                        -----------

     3.1         Articles of Incorporation of the Company *
     3.2         Bylaws of the Company *
     4.1         Specimen Stock Certificate

----------
* Incorporated by reference from Registrant's Registration Statement on Form S-1 filed on July 16, 2008, Registration No. 333-152365.

                                    Signature

Pursuant to the requirements of Section 2 of the Securities Exchange Act of 1934, the registrant caused duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              INTERPRO MANAGEMENT CORP.
                                                   (Registrant)


Date: September 8, 2009                      /s/ Mohanad Shurrab
                                              ----------------------------------
                                              Mohanad Shurrab
                                              President and Treasurer
                                              (Director and Principal Executive,
                                              Financial and Accounting Officer)

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